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Exhibit 23: Consent of Certified Public Accountants


We consent to the use of our reports, dated January 17, 1997, in Form 10-K filing of the Peoples Financial Corporation.


PILTZ, WILLIAMS, LAROSA & CO.
Biloxi, Mississippi
March 13, 1997